EXHIBIT 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF PIONEER SOUTHWEST ENERGY PARTNERS L.P.
PURSUANT TO 18 U.S.C. § 1350
I, Richard P. Dealy, Executive Vice President and Chief Financial Officer of Pioneer Natural Resources GP LLC, the general partner of Pioneer Southwest Energy Partners L.P. (the “Partnership”), hereby certify that the accompanying Annual Report on Form 10-K for the annual period ended December 31, 2012 and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Partnership fully complies with the requirements of that section.
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Richard P. Dealy
Name:	Richard P. Dealy, Executive Vice
President and Chief Financial Officer
Date:	March 14, 2013